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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (SEC File No. 333-49499-99), and Form S-8 (SEC File No. 333-62458) of Great Lakes REIT of our report dated January 22, 2004, (except for the last paragraph of Note 14, as to which the date is March 2, 2004) with respect to the consolidated financial statements and schedule of Great Lakes REIT included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                          Ernst & Young LLP

Chicago, Illinois
March 5, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS